Exhibit 10.2

FLEET PROGRAM AGREEMENT

This Fleet Program Agreement (this “Agreement”) is entered into as of September 28, 2015, by and between 19th Capital Group, LLC, a Delaware limited liability company with a principal place of business at 353 West Lancaster Avenue, Suite 300, Wayne, Pennsylvania 19087 (“Financing Party”), and Quality Companies, LLC, formerly dba Quality Equipment Sales, an Indiana limited liability company, and Quality Equipment Leasing, LLC, dba Quality Equipment Sales, a Delaware limited liability company, with a principal place of business located at 9702 E. 30th Street, Indianapolis, IN 46229 (hereinafter collectively “Company”).

BACKGROUND

WHEREAS, Company is engaged in a commercial business that sells trucks and or trailers (“Vehicles”) to trucking companies (“Fleets”);

WHEREAS, Financing Party is in the business of leasing equipment to and financing of equipment for commercial business entities, including vehicles similar to the Vehicles required by Fleets;

WHEREAS, Company desires to offer Fleets the opportunity to finance acquisitions of and/or lease Vehicles and has requested that from time to time Financing Party consider entering into financing agreements and/or leases for the acquisition of and/or lease of Vehicles with Fleets;

WHEREAS, Financing Party has agreed, from time to time and at its sole discretion and in accordance with the terms and conditions of this Agreement, to consider providing such leases and/or financing to Fleets; and

WHEREAS, Financing Party has strategically aligned itself to provide Company and Fleets with a combination of high level of service and a comprehensive financing solution.

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Company and Financing Party hereby agree as follows:

SECTION ONE – DEFINITIONS

1.1           “Application” shall have the meaning ascribed to such term in Section 3.1(a) hereof.

1.2           “Fleets” means companies that own or lease trucks and/or trailers to deliver goods to customers.

1.3           “Lessee/Borrower” shall have the meaning ascribed to such term in Section 2.1 hereof.

1.4           “Payments” means all payments due and to become due with respect to any Transaction and any related Transaction Documents, together with all end of term rights, residual values of the Vehicles, and payments options.

1.5           “Reserve Account” shall have the meaning ascribed to such term in Section 8.2(a) hereof.

1.6           “Transaction” means each financing agreement and/or lease for the acquisition or lease of Vehicles between Financing Party, as lender or lessor, and a Fleet, as lessee or borrower.

1.7           “Transaction Documents” means, with respect to any Transaction, a lease agreement and/or financing agreement for the financing of, acquisition, or lease of Vehicles, as the case may be, by and between Financing Party, as lessor or lender, and Fleets, as lessees or borrowers, together with any financing statements, schedules, insurance certificates, and any and all agreements, titles, instruments and other documents entered into and executed in connection therewith.

SECTION TWO – CUSTOMER REFERRALS

2.1           Company may from time to time refer certain current or future Fleets that have an interest in procuring lease and/or financing of Vehicles to Financing Party for consideration of such Fleets as prospective lessees and/or borrowers (such Fleets are hereinafter referred to, collectively, as “Lessees/Borrowers” and each, individually, a “Lessee/Borrower”).    Financing Party reserves the right to accept or decline any prospective Lessee/Borrower as determined by Financing Party in its sole discretion.

SECTION THREE – TRANSACTION APPLICATION ORIGINATION

3.1           Credit Review.

(a)           For each proposed Transaction application, Company shall provide Financing Party with or otherwise assist Financing Party in obtaining the following: (i) a full and complete description of the Vehicle subject to the proposed Transaction, including age and mileage of the Vehicle; (ii) the economic terms of the proposed Transaction; (iii) a complete and legible copy of the Transaction application (“Application”); and (iv) all pertinent details and other such credit and financial data as Financing Party may require in an exercise of its sole and absolute discretion.

(b)           All Lessees/Borrowers shall be required to (i) meet Financing Party’s risk acceptance criteria (“RAC”) as established by Financing Party from time to time, and (ii) execute Financing Party’s form of lease or finance agreement, as the case may be, and all other Transaction Documents required by Financing Party in connection therewith (collectively the “Lease Documents” or “Transaction Documents”).  Financing Party may from time to time modify the requirements for credit approval of prospective Lessees/Borrowers on such terms as may be determined by Financing Party in its sole discretion.

3.2           Rate.  Financing Party shall offer a lease or finance agreement for each approved Application reflecting its current lease and/or finance interest rate of 10%.  Financing Party reserves the right to change the applicable interest rate as the market may dictate upon reasonable notice to the Company.

3.3           Transaction Documentation.  Financing Party shall provide the Company with standard lease/finance documents to be used for all Transactions, including amendments and supplements memorializing or otherwise relating to each Transaction.  If a Lessee/Borrower requires any deviation from the standard, all such adjustments must be approved in writing by Financing Party.  Documents will be signed by the Financing Party in accordance with agreed upon service levels.

3.4           Payments/Billing.  The Company shall make monthly payments to the Financing Party for each Transaction in accordance with that certain Service Agreement by and between Company, as servicer, and Financing Party, as financing party and/or purchaser, of even date herewith (the “Service Agreement”).

SECTION FOUR – ACCEPTANCE OF TRANSACTIONS

4.1           Conditions Precedent to Accept a Transaction.  The agreement of Financing Party to accept any Transaction hereunder shall be subject to the satisfaction of the following conditions precedent, which conditions may change from time to time in Financing Party’s sole discretion:

(a)           Financing Party’s receipt of all required credit information and all Transaction Documents, duly executed by the Lessee/Borrower as may be deemed necessary by Financing Party in its sole and absolute discretion;

(b)           Financing Party’s confirmation that the Lessee/Borrower has accepted the Vehicles subject to the requested Transaction;

(c)           Financing Party’s credit approval for the Lessee/Borrower;

(d)           Financing Party’s receipt of a bill of sale for the Vehicles, which bill of sale shall sufficiently describe the Vehicles (including, without limitation, the make, model, and vehicle identification number and overall price for the Vehicle), and will also include details on any warranty costs or accessories and additional items of equipment (“Add-Ons”) related to the Vehicle.  The form of such bill of sale shall be determined by Financing Party in the exercise of its sole and absolute discretion; and

(e)           Financing Party’s receipt of such other information and documentation as may be reasonably required by Financing Party.

4.2           Funding.  Funding for one or more Transactions by Financing Party (including the purchase of one or more Transactions by Financing Party from the Company) shall take place from time to time, as determined by Financing Party and the Company.  Upon funding of a Transaction, the Company shall title the applicable Vehicle(s) in the name of Financing Party or its designated agent.  As part of its responsibilities as Servicer under the Service Agreement, the Company shall assist in the delivery of the Vehicles to the Fleet concurrent with the Fleet entering into the Transaction.  The Financing Party shall provide a Limited Power of Attorney for the purposes of titling the Vehicles.

4.3           Pricing.  The pricing for each Vehicle shall be determined by Financing Party and the Company from time to time.

SECTION FIVE – REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1           Mutual Representations and Warranties.  Financing Party and Company each represents and warrants to the other as follows:

(a)           The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and this Agreement constitutes a legal, valid and binding obligation enforceable in accordance with its terms; and

(b)           It has all governmental approvals, permits, certificates, inspections, consents and franchises necessary to conduct its respective business, substantially as now conducted and to own or finance and operate its properties as now owned, financed or operated by it, except where the failure to obtain any of the foregoing does not materially and adversely impair the ability of each to operate its business or to perform its obligations under this Agreement.

5.2           Representations and Warranties of Company.  Company represents and warrants to Financing Party that as of the date each Transaction is submitted for approval to Financing Party as follows:

(a)           Company is a duly organized and validly existing corporation and/or limited liability company, as the case may be, and has full power to enter into this Agreement and to carry out the transactions contemplated hereby and is in good standing in the state of its organization, as set forth in the Preamble of this Agreement.

(b)           There are no other agreements between Company and the Lessee/Borrower or any guarantor, which will modify, amend or waive any terms or conditions of any Transaction.  There are no express or implied warranties or representations made by Company or its employees, affiliates, subsidiaries, directors, officers, members, shareholders, and/or contractors (collectively, “Representatives”) to the Lessee/Borrower.  Lessee/Borrower enters into the Transaction in reliance on the manufacturer’s standard warranty only, to the extent, where the Vehicle may be a used vehicle, the warranty is still in force and effect.

(c)           Company and its representatives have not committed any fraudulent act or participated in any fraudulent act or activity in connection with the execution, delivery of the Transaction Documents or the performance of this Agreement.

(d)           Ownership of the Vehicles shall be vested in Financing Party or its affiliate upon its purchase of the Vehicle, free and clear of any and all liens and encumbrances whatsoever and such sale shall vest Financing Party or its affiliate with full, complete and unencumbered title to the Vehicles.  If the leased/financed Vehicles are not new Vehicles, the Company shall assist the Financing Party in transferring title to the Vehicles to Financing Party or its agent and specify, for purposes of the Transaction documents, the age and mileage of the Vehicles in question.

(e)           To the best of Company’s knowledge, all credit information concerning the Lessee/Borrower given to Company and relative to Financing Party’s evaluation of such Application, has been disclosed to Financing Party (including information of any fact or circumstance which would constitute a default under a Transaction), and Company has not altered or withheld any credit information concerning the Lessee/Borrower given to Company and relative to Financing Party’s evaluation of such Application.

(f)           Fleets referred to Financing Party by Company will be seeking to lease/finance Class VIII tractors from major manufacturers.

(g)           To the best of Company’s knowledge, Company’s conduct in soliciting or arranging any Transaction has not violated in any material respect any federal or state law, rule, or regulation, which will result in the rescission of any Transaction.

(h)           Company will not take any action or omit to take any action, which will cause the Transaction or any related document to become invalid, cancelable, or unenforceable, excepting the remarketing of the associated  Vehicles pursuant to the terms of the Service Agreement, where warranted.

(i)           Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Company, conflict with or result in a breach of or a default under any of the terms, conditions or provisions of any legal restriction (including, without limitation, any judgment, order, injunction, decree or ruling of any court or governmental authority, or any federal, state, local or other law, statute, rule or regulation) or any covenant, agreement or instrument to which the Company is a party, or by the Company or any of the Company’s property is bound (including, without limitation, any agreement or other financing arrangement between the Company and Element Financial Corp.).

(j)           Each Transaction Document is in full force and effect, and there are no claims, suits, actions, arbitrations or other proceedings or governmental investigations, including, without limitation, any counterclaims or claims by any Lessee/Borrower, pending, or, to the best of the Company’s knowledge, threatened, against the Company relating to any Transaction or the acquisition, collection or administration of any Transaction.  The Company has not received any notice of, nor to the best of the Company’s knowledge, is there any valid basis for any claim against, or assertion of liability against, the Company relating to any Transaction, or the acquisition, collection or administration thereof.  At the time of the purchase and/or funding of each Transaction by Financing Party, there are no claims, suits, actions, arbitrations or other proceedings or governmental investigations pending, or, to the best of the Company’s knowledge, threatened, against the applicable Lessee/Borrower or any related Vehicle.

(k)           All information, in whatever form provided by Company to Financing Party concerning the Lessees/Borrowers, the Transactions and the Vehicles related thereto, including, without limitation: (i) the legal names and addresses of Lessees/Borrowers, (ii) the amount, due dates and monthly payment stream of payments due under Transaction Documents, as applicable (iii) variable payment rates and fixed price purchase options due under the Transaction Documents, as applicable, (iv) descriptions of Transaction Documents, (v) stated residual values, (vi) cash flows, (vii) delinquencies, and (viii) the amount of any security deposits, advance payments or other collateral held by Company as security for Transaction obligations, has been provided with the knowledge that Financing Party has been induced to enter into this Agreement on the terms agreed upon in reliance on such information, and Company warrants that all such information is accurate and correct in all material respects and that Company has not withheld any material adverse information.

5.3           Representations and Warranties of Financing Party.  Financing Party represents and warrants to Company that as of the date each Transaction is accepted by Financing Party and thereafter as follows:

(a)           Financing Party is a duly organized and validly existing limited liability company and has full power to enter into this Agreement and to carry out the transactions contemplated hereby, and is in good standing in the state of its organization, as set forth in the Preamble to this Agreement.

(b)           Financing Party and its agents and employees have not committed and will not commit to any fraudulent act or have not participated and will not participate in any fraudulent act or activity in connection with the execution of the Transactions or this Agreement.

(c)           The conduct of Financing Party in processing any Application, including the granting or denial of credit, whether in Financing Party’s name or the name of Company, has not violated and will not violate in any material respect any federal or state law, rule or regulation.

5.4           Affirmative Covenants of Company.

(a)           From the date hereof until the date on which all obligations of Lessees/Borrowers under all Transactions have been fully paid and otherwise discharged or this Agreement terminated, the Company shall provide such financial information and reports as Financing Party may reasonably request from time to time.

(b)           Company will promptly fulfill and perform all obligations, covenants, liabilities, warranties and duties, if any, on its part to be fulfilled and performed in connection with a Transaction and any other agreements or instruments executed by Company with respect to the maintenance or servicing by Company of the Vehicles subject to a Transaction.  Financing Party and/or any subsequent assignee of Financing Party shall have no obligation or liability with respect to the maintenance or servicing of the Vehicles subject to a Transaction and shall not be obligated to perform any of Company’s obligations thereunder; Company’s obligations under a Transaction may be performed by Financing Party or any subsequent assignee, however, without releasing Company therefrom.

(c)           Company will obtain and provide to Financing Party proof of insurance from each new Lessee/Borrower with respect to the Vehicles subject to each Transaction, and make certain that Financing Party is the beneficiary of the insurance as owner pursuant to the terms of the Service Agreement.

(d)           If a Transaction goes into default, Company shall repossess and recondition the Vehicles subject to the Transaction.

(e)           For the term of any Transaction, Company shall make all reasonable efforts to advise Financing Party of any matter of which Company has knowledge that may be materially detrimental to a Lessee’s/Borrower’s financial condition.

(f)           So long as this Agreement is in effect, Company will notify Financing Party of any change in the persons authorized to represent Company in the transactions contemplated hereby and in the event of any such change will provide Financing Party with updated evidence of authority and specimen signatures for each individual.

SECTION SIX – TRANSACTION SERVICING

6.1           Servicing of Transactions.  Company shall, pursuant to the Service Agreement, provide general administrative services, including billing and collecting all Payments, fulfilling the obligations as lender, lessor and/or owner, as the case may be, under the Transactions, the enforcement of Financing Party’s rights under the Transaction Documents and/or this Agreement and the taking of such other actions that may be necessary to protect Financing Party’s rights and interest in and to the Transactions and/or the Vehicles in accord with the Service Agreement.

SECTION SEVEN – REPURCHASE OF TRANSACTIONS

7.1           Breach of Transaction.

(a)           If Company has committed a material breach of any of its representations, warranties and/or covenants contained in this Agreement and, as a result of such breach, a Transaction becomes in default, provided that the breach is curable, then Company shall have ten (10) days (the “Cure Period”) after receipt of Notice to Cure from Financing Party (a “Notice to Cure”) to cure such breach.  If Company fails to cure such breach in accordance with the terms of this Section 7.1, or if the breach is not curable, then Company shall repurchase from Financing Party such Transaction, within five (5) business days of the receipt of a request to repurchase such Transaction from Financing Party for an amount determined as follows:

(i)           An amount equal to the sum of (i) the aggregate amount of all amounts presently due with respect to the applicable Transaction, plus (ii) all future unpaid Payments to be made under the Transaction until the expiration of the initial term of the Transaction, plus (iii) the purchase option or booked residual value for the Vehicles at the end of the initial term of the Transaction with all accelerated Payments and the purchase option or booked residual for the Vehicle discounted at the interest rate for such Transaction.

(ii)           The amounts set forth in subparagraph (a) above shall be referred to as “Unrecovered Investment.”  Upon receipt of the Unrecovered Investment, Financing Party or, if applicable, its assignee, shall assign to Company all of its rights, title and interest of Financing Party in and to such Transaction, any related documents, the  Vehicles and the Payments, free of all liens, encumbrances or interest arising through Financing Party.

(b)           The parties acknowledge and that Company’s repurchase obligations pursuant to this Section 7.1 are not subject to the recourse obligations (and the limitations thereon) of Company pursuant to Section 8.2 and 8.3 below.

SECTION EIGHT – INDEMNIFICATION, RESERVE ACCOUNT, REMARKETING

8.1           Indemnification.

(a)           Company agrees to indemnify and hold harmless Financing Party and its affiliates, subsidiaries, employees, directors, officers, members, shareholders, and agents, and any participant from any and all losses, claims, liabilities, demands and expenses (“Losses”) whatsoever (including without limitation reasonable attorneys’ fees) arising in connection with or in any way related to (i) the breach of any of Company’s covenants, warranties and representations in this Agreement, (ii) delivery by Company of any inaccurate or misleading credit information concerning any Lessee/Borrower and/or in connection with any Application to Financing Party, regardless of whether such inaccurate or misleading information was deliberately submitted to Company or was a result of an inadvertent error in the submission and/or processing of any Application, and/or (iii) any claim, losses or liabilities related to any Transaction or any Vehicle(s) related thereto.

(b)           Financing Party agrees to indemnify and hold harmless Company, including any attorneys’ fees incurred, and their respective current and future successors, assigns (where permitted), affiliates, subsidiaries, employees, directors, officers, members, shareholders, and agents, and any participants from any Losses sustained by Company in connection with or in any way related to any breach by Financing Party of its representations or warranties in this Agreement.

(c)           All obligations under this Section 8.1 shall survive any expiration or termination of this Agreement and the termination of any Transaction, but in no event longer than the applicable statute of limitations.

8.2           Reserve Account.

(a)           To provide recourse to Financing Party for losses that Financing Party may incur in connection with the Transactions, Company shall allocate for each Transaction approved and funded pursuant to this Agreement 5% of the overall cost of the associated Vehicles into that certain  reserve account (“ Reserve Account”) established pursuant to that certain Program Agreement (“Program Agreement”) executed by and between the parties of even date herewith and pursuant to the terms of that certain Reserve Account Agreement executed by and between the parties on even date herewith (the “ Reserve Account Agreement”).  The Reserve Account will cover Transactions subject to this Agreement and Transactions covered by the Portfolio Purchase Agreement and the Program Agreement. Company shall maintain the Reserve Account pursuant to the terms of the Reserve Account Agreement until such time as it shall be terminated or end by its own terms.

(b)           Company shall keep a complete and accurate accounting with respect to the Transactions subject to this Agreement, the Transactions subject to the Portfolio Purchase Agreement and the Program Agreement included in the Reserve Account.  The Company shall furnish to the Financing Party written monthly reports setting forth information concerning amounts accrued to and paid out of the Reserve Account and the balance of the Reserve Account, together with such additional information as may be requested by Financing Party in its reasonable discretion.

(c)           The obligations of the parties with respect to the Reserve Account and the recovery and remarketing of Vehicles pursuant to this Agreement, the Reserve Account Agreement, and/or the Service Agreement, shall survive the termination of this Agreement until such time as any Transactions entered into and financed by Financing Party pursuant to this Agreement have fully matured and been paid in full and satisfied.

8.3           Recovery and Remarketing.

(a)           Upon the occurrence of a default or an event of default pursuant to the terms of any Transaction Documents (“Event of Default”) applicable to a Transaction (each such Transaction is hereafter referred to as a “Defaulted Transaction”), Company will, in good faith, pursue the recovery of the Vehicles subject to a Defaulted Transaction pursuant to the terms of the Service Agreement.

(b)           In the event the Vehicles subject to a Defaulted Transaction is successfully remarketed following a voluntary surrender to or successful repossession by Company, the proceeds of the sale of the Vehicles shall be distributed in accord with the terms of the Service Agreement.

SECTION NINE – GENERAL PROVISIONS

9.1           Independent Parties.  Financing Party and Company are separate entities, which have entered into this Agreement for independent business reasons.  Neither Financing Party nor Company has acted, act, or shall be deemed to have acted or act, as an agent for the other, except with respect to those acts of Financing Party specifically permitted to be taken and actually taken pursuant to and in accordance with the terms hereunder.

9.2           Term and Termination.  The initial term of this Agreement is three (3) years from the date of this Agreement (the “Initial Term”).  Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive one (1) year terms, unless terminated in accordance with the terms hereof.  Notwithstanding the generality of the foregoing, Financing Party may, at its election, immediately terminate the Agreement in the event Company fails to comply with any of the representations, warranties and/or covenants set forth herein.  Upon expiration of the Initial Term, Financing Party and/or Company may terminate this Agreement at any time by giving the other at least ninety (90) days written notice of such termination, whereupon the obligations of the parties with respect to Transactions not accepted prior to the expiration of such period shall terminate to the extent the same have not been performed or are not required to have been performed prior to such termination.

9.3           Accounting.  Financing Party and Company shall cooperate with each other by furnishing, subject to each party’s then-current internal policies, such records and supporting material relating to Payments under this Agreement or Payments under the Transactions as may be reasonably requested in the event either party is audited by any taxing authority and as is required by the Service Agreement.

9.4           Assignability.  Company may not assign, sell, or otherwise transfer any of its rights or obligations under this Agreement without Financing Party’s prior written consent.  Financing Party may not assign this Agreement prospectively without notice to Company and prior written consent, which will not be unreasonably withheld.  Notwithstanding the foregoing, Company acknowledges and agrees that the Financing Party may however: (a) assign any and all of its rights and obligations, including, without limitations, any Transactions entered into pursuant hereto, under this Agreement to a third party (hereinafter the “Assignee”), and (b) release any and all information received by Financing Party pursuant to this Agreement, including without limitation, any confidential documents or information that may have been received by Financing Party from Company, to such Assignee.

9.5           Notices.  Notices under this Agreement shall be deemed to have been given if mailed, postage prepared by U.S. First Class mail or by facsimile or email to the other party at the address stated below or such other address as such party may have provided by written notice.

If to Company:

Quality Equipment Leasing, LLC
Attn: Danny Williams, COO
9702 East 30th Street
Indianapolis, IN 46229
Email: dwilliams@celadontrucking.com

If to Financing Party:

19th Capital Group, LLC
353 West Lancaster Avenue, Suite 300
Wayne, Pennsylvania 19087
Attn: Jeffrey R. Larsen
Email: jeff@larsenmaccoll.com

9.6           Miscellaneous.

(a)           Paragraph headings appearing in this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.  The parties agree that this Agreement has been executed and delivered in, and shall be construed in accordance with the laws of the State of Delaware.

(b)           If, at any time, any provisions of this Agreement shall be held by any court of competent jurisdiction to be illegal , void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any provision of this Agreement.

(c)           This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and incorporates all representations made in connection with negotiation of the same.  The terms hereof may not be amended or modified orally, but only by written agreement duly executed by each of the parties, or by supplements hereto as agreed to by the parties.

(d)           This Agreement and any amendments hereto shall be binding on and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(e)           This Agreement may be executed by one or more parties on any number of separate counterparts each of which counterparts shall be an original, but all of which when together shall be deemed to constitute one and the same instrument.  The parties hereto may deliver executed signature pages to this Agreement by facsimile or electronic mail transmission, such signatures shall be treated as, and have the effect of, an original document.

9.7           Jurisdiction and Venue.  The parties hereto agree to the exclusive jurisdiction of the United States District Court for the State of Delaware or, if the jurisdictional minimum amount, if any, is not met, the state courts of the State of Delaware in any and all disputes, actions, or proceedings arising hereunder.

9.8           Waiver of Jury Trial.  The parties hereto (by acceptance of this Agreement) mutually hereby knowingly, voluntarily, and intentionally waive the right to a trial by jury in respect to any claim based hereon, arising out of, under or in connection with this Agreement or any other agreements or documents executed or contemplated to be executed in connection herewith, or any course of conduct, course of dealings, statements (whether verbal or written) or actions of any party, including, without limitation, any course of conduct, course of dealings, statements or actions of Financing Party, or any of its successors and assigns, relating to the administration or enforcement of the Transactions (collectively, “Actions” and singularly, an “Action”).  Further, the parties hereto agree that in the event either party commences an Action, the losing party shall pay the costs and expenses, including, but not limited to, attorneys’ fees, incurred the prevailing party in prosecuting or defending, as the case may be, such Action.

[Signature Page Follows]

IN WITNESS HEREOF, intending to be legally bound, the parties hereto have caused their duly authorized representatives to execute this Fleet Program Agreement on the date first set forth above.

19th CAPITAL GROUP, LLC

BY:	/s/ George Chasteen
PRINT NAME: George Chasteen
TITLE: President

QUALITY COMPANIES LLC, formerly dba QUALITY EQUIPMENT SALES and QUALITY EQUIPMENT LEASING, LLC, dba QUALITY EQUIPMENT SALES

BY:	/s/ Leslie Tarble
PRINT NAME: Leslie Tarble
TITLE: Chief Financial Officer

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